EXHIBIT 10.1

FIFTH LOAN MODIFICATION AGREEMENT

This Fifth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of November 13, 2019, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (b)(i) ICAD, INC., a Delaware corporation (“ICAD”), (ii) XOFT, INC., a Delaware corporation (“Xoft”) and (iii) XOFT SOLUTIONS, LLC, a Delaware limited liability company (“Xoft Solutions”, and together with ICAD and Xoft, individually and collectively, jointly and severally, “Borrower”) whose address is 98 Spit Brook Road, Suite 100, Nashua, New Hampshire 03062.

DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 7, 2017, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 7, 2017, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of March 22, 2018, as further amended by a certain Second Loan Modification Agreement dated as of August 13, 2018, as further amended by a certain Third Loan Modification Agreement dated as of December 20, 2018, and as further amended by a certain Fourth Loan Modification Agreement dated as of March 18, 2019 (the “Fourth Modification”) (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

DESCRIPTION OF CHANGE IN TERMS.

Modifications to Loan Agreement.

The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.9(c) thereof:

“(viii) ($2,000,000.00) for the six (6) month period ending December 31, 2019.”

and inserting in lieu thereof the following:

“(viii) ($4,000,000.00) for the six (6) month period ending December 31, 2019.”

The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby deleted and replaced with the Compliance Certificate attached as Schedule 1 hereto.

FEES AND EXPENSES. Borrower shall reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

RATIFICATION OF PERFECTION CERTIFICATES.

(a) ICAD hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of ICAD dated as of August 7, 2017, as amended as set forth on Schedule 2 to the Fourth Modification, and acknowledges, confirms and agrees that the disclosures and information ICAD provided to Bank in such Perfection Certificate have not changed as of the date hereof.

(b) Xoft hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Xoft dated as of August 7, 2017, as amended as set forth on Schedule 3 to the Fourth Modification, and acknowledges, confirms and agrees that the disclosures and information Xoft provided to Bank in such Perfection Certificate have not changed as of the date hereof.

(c) Xoft Solutions hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Xoft Solutions dated as of August 7, 2017, as amended as set forth on Schedule 4 to the Fourth Modification, and acknowledges, confirms and agrees that the disclosures and information Xoft Solutions provided to Bank in such Perfection Certificate have not changed as of the date hereof.

CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank to secure the Obligations and confirms that the Obligations are secured.

RELEASE BY BORROWER.

FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Loan Modification Agreement, in each case, arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).

In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Loan Modification Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

Except as expressly stated in this Loan Modification Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Loan Modification Agreement.

Borrower has made such investigation of the facts pertaining to this Loan Modification Agreement and all of the matters appertaining thereto, as it deems necessary.

The terms of this Loan Modification Agreement are contractual and not a mere recital.

This Loan Modification Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Loan Modification Agreement is signed freely, and without duress, by Borrower.

Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank. This Loan Modification Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement. Any signatures delivered by a party by facsimile transmission or by email delivery of a copy of such executed counterpart in PDF format shall be as effective as delivery of a manually executed counterpart thereof.

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This Loan Modification Agreement is executed as of the date first written above.

BANK: SILICON VALLEY BANK

By:	/s/ Sam Subilia
Name:	Sam Subilia
Title:	Director

BORROWER: ICAD, INC.

By:	/s/ Michael Klein
Name:	Michael Klein
Title:	Chief Executive Officer

XOFT, INC.

By:	/s/ Michael Klein
Name:	Michael Klein
Title:	Chief Executive Officer

XOFT SOLUTIONS, LLC

By:	/s/ Michael Klein
Name:	Michael Klein
Title:	Chief Executive Officer

SCHEDULE 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ICAD, INC., XOFT, INC. and XOFT SOLUTIONS, LLC

The undersigned authorized officer of ICAD, INC., XOFT INC. and XOFT SOLUTIONS, LLC (individually and collectively, jointly and severally, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower, and each of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly Financial Statements with Compliance Certificate	Monthly within 30 days	Yes No

Form 10-Q	Quarterly within 45 days (for first 3 quarters of a fiscal year)	Yes No

Form 10-K	Annually within 90 days of the last quarter of a fiscal year	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

A/R & A/P Agings, Deferred Revenue report and Account Debtor listing	Monthly within 30 days	Yes No

Borrowing Base Reports	(i) with each request for an Advance and (ii) monthly within 30 days	Yes No

Board approved projections	Within the earlier of 30 days of (i) Board approval or (ii) fiscal year end, together with any periodic updates	Yes No

Streamline Period	Required		Actual	Eligible
Maintain:
Adjusted Quick Ratio (at all times, tested monthly)	≥	1.25 : 1.0	________ : 1.0	Yes No

Financial Covenants	Required			Actual		Complies
Maintain as indicated:
Adjusted EBITDA (six month period, tested quarterly)	$	____________	*	$	_________	Yes No
Minimum Consolidated Net Revenue (six month period, tested quarterly)	$	____________	**	$	_________	Yes No

*	As set forth in Section 6.9(c) of the Agreement.
**	As set forth in Section 6.9(d) of the Agreement.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ICAD, INC.	BANK USE ONLY

By:	Received by:
Name:	AUTHORIZED SIGNER
Title:	Date:

XOFT, INC.	Verified:

AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Compliance Status: Yes No

XOFT SOLUTIONS, LLC

By:
Name:
Title:

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated: ____________________

I.	Adjusted EBITDA (Section 6.9(c)) (six month period, tested quarterly)

Required:         Amount set forth below.

Six Month Period Ending	Adjusted EBITDA
September 30, 2019	($4,000,000.00)
December 31, 2019	($4,000,000.00)

Levels for 2020 through 2021 to be established in accordance with Section 6.9(c) of the Agreement.

Actual: $________________

A.	Net Income	$	___________
B.	To the extent included in the determination of Net Income
	1. Interest Expense	$	__________
2. Taxes
	3. Depreciation	$	__________
	4. Amortization	$	__________
	5. Non-cash stock compensation expense	$	__________
	6. Non-cash impairment of goodwill expense	$	__________
	7. Other non-cash items approved by writing by Bank on a case-by-case basis in its good faith business discretion	$	__________
8. With respect to the six (6) month period ending March 31, 2019 only and relating only to expenses incurred during the calendar quarter ending December 31, 2018:
	(a) One time cash severance package for Borrower’s Chief Executive Officer in an amount not to exceed One Million and Five Thousand Dollars ($1,005,000.00)	$	__________
	(b) One time litigation expenses related to turnover of the Board in an amount not to exceed Three Hundred Fifty Thousand Dollars ($350,000.00)	$	__________

	(c) One time debt issuance expenses in an amount not to exceed Four Hundred Fifty-One Thousand Dollars ($451,000.00)	$	__________
	(d) One-time legal expenses in an amount not to exceed Three Hundred Thousand Dollars ($300,000.00)	$	__________
	9. The sum of lines 8(a) – 8(d)	$	__________
	10. The sum of lines 1 through 7 and 9	$	__________
C.	Adjusted EBITDA (line A plus line B.10)	$	__________

Is the actual amount equal to or greater than the required amount above?

             No, not in compliance              Yes, in compliance

II.	Minimum Consolidated Net Revenue (Section 6.9(d)) (six month period, tested quarterly)

Required: Amount set forth below (as calculated on a consolidated basis for Borrower and its Subsidiaries).

Six Month Period Ending	Net Revenue
March 31, 2019	$11,433,000.00
June 30, 2019	$11,571,000.00
September 30, 2019	$12,963,000.00
December 31, 2019	$14,529,000.00

Levels for 2020 through 2021 to be established in accordance with Section 6.9(d) of the Agreement.

Actual: $________________________

Is the actual amount equal to or greater than the required amount above?

         No, not in compliance                      Yes, in compliance